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                               CONSENT OF COUNSEL

                                AIM EQUITY FUNDS


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers" in the Statements of Additional Information for (i) the retail classes of the fifteen series portfolios of AIM Equity Funds (the "Trust") and (ii) the institutional classes of AIM Aggressive Growth Fund, AIM Blue Chip Fund, AIM Capital Development Fund, AIM Charter Fund, AIM Constellation Fund, AIM Large Cap Basic Value Fund, AIM Large Cap Growth Fund, AIM Mid Cap Growth Fund and AIM Weingarten Fund, each a series portfolio of the Trust, which are included in Post-Effective Amendment No. 82 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-25469), and Amendment No. 82 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1424), on Form N-1A of the Trust.



                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                          Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
February 23, 2005